EXHIBIT 4.1


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                      1997 OMNIBUS STOCK AND INCENTIVE PLAN

                                       FOR

                        CAPITAL SENIOR LIVING CORPORATION





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


                                TABLE OF CONTENTS


1.     Purpose                                                                                                      1
       -------

2      Definitions                                                                                                  1
       -----------

       (a)      "Affiliate"                                                                                         1
       (b)      "Agreed Price"                                                                                      1
       (c)      "Award"                                                                                             1
       (d)      "Available Shares"                                                                                  1
       (e)      "Board"                                                                                             1
       (f)      "Cause"                                                                                             1
       (g)      "Change in Control"                                                                                 1
       (h)      "Change in Control Price"                                                                           2
       (i)      "Code"                                                                                              2
       (j)      "Committee"                                                                                         2
       (k)      "Common Stock"                                                                                      2
       (l)      "Company"                                                                                           2
       (m)      "Consultant"                                                                                        3
       (n)      "Date of Grant"                                                                                     3
       (o)      "Director"                                                                                          3
       (p)      "Disability"                                                                                        3
       (q)      "Effective Date"                                                                                    3
       (r)      "Eligible Person"                                                                                   3
       (s)      "Fair Market Value"                                                                                 3
       (t)      "Holder"                                                                                            3
       (u)      "Immediate Family"                                                                                  3
       (v)      "Incentive Stock Option"                                                                            4
       (w)      "Limited SAR"                                                                                       4
       (x)      "Non-Employee Director"                                                                             4
       (y)      "Non-qualified Stock Option"                                                                        4
       (z)      "Option"                                                                                            4
       (aa)     "Optionee"                                                                                          4
       (bb)     "Option Price"                                                                                      4
       (cc)     "Option Proceeds"                                                                                   4
       (dd)     "Outside Director"                                                                                  4
       (ee)     "Outside Director Option"                                                                           4
       (ff)     "Parent"                                                                                            4
       (gg)     "Performance Award"                                                                                 4
       (hh)     "Performance Period"                                                                                4
       (ii)     "Plan"                                                                                              4
       (jj)     "Plan Year"                                                                                         5
       (kk)     "Potential Change In Control"                                                                       5
       (ll)     "Reacquired Shares"                                                                                 5
       (mm)     "Restriction(s)"                                                                                    5
       (nn)     "Restricted Period"                                                                                 5
       (oo)     "Restricted Shares"                                                                                 5
       (pp)     "Restricted Share Award"                                                                            5
       (qq)     "Restricted Share Distributions"                                                                    5
       (rr)     "SAR"                                                                                               5
       (ss)     "Section 162(m) Maximum"                                                                            5
       (tt)     "Share(s)"                                                                                          5
       (uu)     "Spread"                                                                                            5
       (vv)     "Subsidiary"                                                                                        5
       (ww)     "1933 Act"                                                                                          6
       (xx)     "1934 Act"                                                                                          6




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3      Award of Available Shares                                                                                    6

4      Conditions for Grant of Awards                                                                               6

5      Grant of Options                                                                                             7

6      Option Price                                                                                                 8

7      Exercise of Options                                                                                          8

8      Exercisability of Options                                                                                    8

9      Termination of Option Period                                                                                 8

10     Incentive Stock Options for 10% Shareholder                                                                  9

11     Non-qualified Stock Options                                                                                  9

12     Restricted Share Awards                                                                                      9

13     Performance Awards                                                                                          10

14     Acceleration on Change in Control                                                                           11

15     Adjustment of Available Shares                                                                              11

16     Transferability of Awards                                                                                   12

17     Issuance of Shares                                                                                          13

18     Stock Appreciation Rights and Limited Stock Appreciation Rights                                             13

19     Administration of the Plan                                                                                  16

20     Tax Withholding                                                                                             17

21     Interpretation                                                                                              18

22     Amendment and Discontinuation of the Plan                                                                   18

23.    Section 83(b) Election                                                                                      19

24.    Awards to Outside Directors                                                                                 19

25.    Effective Date and Termination Date                                                                         20

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                      1997 OMNIBUS STOCK AND INCENTIVE PLAN
                                       FOR
                        CAPITAL SENIOR LIVING CORPORATION

         1. PURPOSE. The purpose of this Plan is to advance the interests of Capital Senior Living Corporation and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, Directors and Consultants upon whose efforts and judgment its success is largely dependent.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "AFFILIATE" means any entity other than the Parent that is designated by the Board as a participating employer under the Plan, provided that the Parent directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "AGREED PRICE" shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

         (c) "AWARD" shall mean either an Option, an SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

         (d) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

         (e) "BOARD" shall mean the Board of Directors of the Parent.

         (f) "CAUSE" shall mean (i) a final, nonappealable conviction of a holder for commission of a felony involving moral turpitude, (ii) Holder's willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation, or (iii) Holder's material failure or refusal to perform his duties if Holder has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies Holder in writing of such failure or refusal to perform.

         (g) "CHANGE IN CONTROL" shall mean the first to occur of (i) a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company that requires the consent or vote of the holders of the Parent's Common Stock, other than a consolidation, merger or share exchange of the Parent in which the holders of the Parent's Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) the shareholders of the Parent approve any plan or proposal for the liquidation or dissolution of the Company; (iii) the cessation of control (by virtue of their not constituting a majority of Directors) of the Board of Directors of the Parent by the individuals (the "Continuing Directors") who (x) on the Effective Date were Directors or (y) become Directors after the date of this Agreement and whose election or nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the Effective Date or whose election or nomination for election was previously so approved; (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% or more of the voting power of the Parent's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 15% of the voting power of the Parent's outstanding voting securities on the Effective Date, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Parent's outstanding voting securities by any person or group who beneficially

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owned at  least  15% of the  voting  power of the  Parent's  outstanding  voting securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not be described hereunder if the acquiror is
(x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a wholly-owned subsidiary
of  the  Parent  or  a  corporation  owned,  directly  or  indirectly,   by  the
shareholders of the Parent in the same proportions as their ownership of voting securities of the Parent or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (v) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         (h) "CHANGE IN CONTROL PRICE" shall mean the highest price per share paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control at any time during the 60 day period immediately preceding such occurrence, in each case as determined by the Committee except that, in the case of Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Holder exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs.

         (i) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

         (j) "COMMITTEE" shall mean the a Committee composed entirely of Non-Employee Directors, not less than 2 in number, unless the Board expressly elects to act as the Committee.

         (k) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Parent.

         (l) "COMPANY" shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to Capital Senior Living Corporation, then it shall be referred to as "Parent".

         (m) "CONSULTANT" shall mean any person or entity who or which is engaged by the Company to render consulting services and is compensated for such consulting services and any director of the Employer whether compensated for such services or not; provided that, in the event the Company registers any security under Section 12 of the Securities Exchange Act of 1934, as amended, the term Consultant shall thereafter not include Directors who are not compensated for their services and are paid only a director's fee by the Employer.

         (n) "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

         (o) "DIRECTOR" shall mean a member of the Board.

         (p) "DISABILITY" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism;
(ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

         (q) "EFFECTIVE DATE" shall mean September 1, 1997.

         (r) "ELIGIBLE PERSON" shall mean employees of the Company who the Committee determines have the capacity to substantially contribute to the success of the Company.

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         (s) "FAIR  MARKET  VALUE"  shall mean,  as of a  particular  date,  the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system. If neither clause (i) nor clause (ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Committee.

         (t) "HOLDER" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

         (u) "IMMEDIATE FAMILY" means any child, stepchild, grandchild, parent stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         (v) "INCENTIVE STOCK OPTION" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

         (w) "LIMITED SAR" shall mean a limited stock appreciation right as defined in SECTION 18 hereof.

         (x) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

         (y) "NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

         (z) "OPTION" (when capitalized) shall mean any Incentive Stock Option and Non-qualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-qualified Stock Option provisions.

         (aa) "OPTIONEE" shall mean a person to whom an Option is granted (often referred to as a Holder).

         (bb) "OPTION PRICE" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

         (cc) "OPTION PROCEEDS" shall mean the cash proceeds received by the Company from the exercise of Options reduced by any such amounts previously used to purchase Reacquired Shares.

         (dd) "OUTSIDE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

         (ee) "OUTSIDE DIRECTOR OPTION" means an award to an Outside Director under SECTION 24 below.

         (ff) "PARENT" shall mean Capital Senior Living Corporation, a Delaware corporation.

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         (gg)  "PERFORMANCE  AWARD"  shall  mean  the  award  which  is  granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in SECTION 13.

         (hh) "PERFORMANCE PERIOD" shall mean the period described in SECTION 13 with respect to which the performance objectives relate.
`
         (ii) "PLAN" shall mean this 1997 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation

         (jj) "PLAN YEAR" shall mean the Parent's fiscal year.

         (kk) "POTENTIAL CHANGE IN CONTROL" shall mean the first to occur of (i) approval by shareholders of an agreement by the Parent, the consummation of which would result in a Change in Control; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan of securities of the Company representing 5% or more of the combined voting power of the Parent's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Plan.

         (ll) "REACQUIRED SHARES" shall mean Shares, if any, reacquired by the Company on the open market with the Option Proceeds, provided that the aggregate of such Reacquired Shares may not exceed fifty percent (50%) of the aggregate Shares (excluding Reacquired Shares) authorized in SECTION 3.

         (mm) "RESTRICTION(S)" shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" of such Available Shares, as those terms are defined under Section 83(a)(1) of the Code.

         (nn) "RESTRICTED PERIOD" shall mean the period during which Restricted Shares shall be subject to Restrictions.

         (oo) "RESTRICTED SHARES" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

         (pp) "RESTRICTED  SHARE  AWARD"  shall  mean  the  award  of Restricted
Shares.

         (qq) "RESTRICTED SHARE DISTRIBUTIONS" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

         (rr) "SAR" shall mean a stock appreciation right as defined in SECTION 18 hereof.

         (ss) "SECTION 162(M) MAXIMUM" shall mean 100,000 Shares.

         (tt) "SHARE(S)" shall mean a share or shares of Common Stock.

         (uu) "SPREAD" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s), on the date of reference.

         (vv) "SUBSIDIARY" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50%or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

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         (ww)  "1933 ACT" shall mean the Securities Act of 1933, as amended.

         (xx) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         3. AWARD OF AVAILABLE SHARES. As of the Effective Date, 1,565,000 Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award is measured), shall remain Available Shares. Such number shall be increased automatically by the number of Reacquired Shares; provided, however, that Incentive Stock Options may not be issued after 1,565,000 Shares have been issued under the Plan. No person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.

         4.       CONDITIONS FOR GRANT OF AWARDS.

         (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

         (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

         (c) Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to either Employees, Consultants or Non-Employee Directors. Outside Directors are eligible to receive Awards only pursuant to
SECTION 24.

         (d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by, or consulting relationship with, the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment, consulting relationship or Directorship at any time, nor shall the reference to "Company" confer an employment relationship on a Consultant.

         (e) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

         (f) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

         (g) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

         5. GRANT OF OPTIONS.

         (a) The Committee may grant to Optionees from time to time Options alone, in addition to, or in tandem with , other Awards granted under the Plan and/or cash Awards made outside of the Plan, to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-qualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Non-qualified Stock Option.

         (b) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

         (c) A Non-qualified Stock Option shall not be transferable by the Holder without the prior written consent of the Committee other than (i) transfers by the Holder to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or
(ii) transfers by will or by the laws of descent and distribution. An Incentive Stock Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Holder's lifetime, only by the Holder.

         (d) In the case of a Non-qualified Stock Option or a Holder who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Shares acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the Holder upon such exercise.

         (e) The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

         (f) If the Option agreement so provides at Date of Grant or (except in the case of an Incentive Stock Option) is amended after Date of Grant and prior to exercise to so provide (with the Holder's consent), the Committee may require that all or part of the Shares to be issued with respect to the Spread take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the transferability and forfeiture restrictions involved.

         (g) Without limitation, the Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the Option agreement, any such conditional Option shall vest twelve
(12) months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

         6. OPTION PRICE.

         (a) The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Common Stock, and in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

         (b) Unless further limited by the Committee in any Option, the Option Price shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Common Stock (but with Shares only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment. If the Option Price is permitted to be, and is, paid in whole or in part with Common Stock, the value of the Common Stock surrendered shall its Fair Market Value on the date surrendered.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Non-qualified Stock Option.

         8. EXERCISABILITY OF OPTIONS.

         (a) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of this Plan; and provided further, without limitation, that in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may provide that no Available Shares acquired on the exercise of such Option shall be transferable during such 6 month period following the Date of Grant.

         (b) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a restriction will lapse.

         9. TERMINATION OF OPTION PERIOD.

         (a) As provided in SECTION 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case, unless terminated earlier under the express terms of the Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause, (ii) the tenth (10th) anniversary of the Date of Grant; and (iii) solely in the case of an Incentive Stock Option, three months after the date that Optionee ceases to be employed by the Company regardless of the reason therefor, other than a cessation by reason of death, or Disability, in which case the date of termination may be extended under the terms of the Incentive Stock Option agreement.

         (b) Notwithstanding any provision of SECTION 14(a) to the contrary, if provided in an Option, the Committee may, by giving written notice ("CANCELLATION NOTICE"), cancel, effective upon the date of the consummation of any of the transactions described in SUBSECTION 14(a), all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

         10. INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as defined in Section 425 of the Code) at the Date of Grant, unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

         11. NON-QUALIFIED STOCK OPTIONS. Non-qualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Non-qualified Stock Option
(i) must be clearly designated as a Non-qualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in SUBSECTION 5(B); and (iii) shall not be subject to

SECTION 10 hereof. If both Incentive Stock Options and Non-qualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.



         12.  RESTRICTED SHARE AWARDS.

         (a) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares; and provided, further, that in the event such a provision is included in the Restricted Share Award of an officer (as defined in SECTION 18(l) the election to receive cash in lieu of Restricted Shares shall be subject to the same limitations on exercise as are set forth in SECTION 18(l). As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

         (b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 9th anniversary of the Date of Grant.

         (c) The Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

         (d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Share Award, as reasonably determined by the Committee will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

         13. PERFORMANCE AWARDS.

         (a) The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, or be contingent on the Company's achievement of the specified performance measures during the Performance Period, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Restricted Share Awards or Options valued by reference to earnings per Share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with, other Awards and cash awards made outside of the Plan. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

         (b) The Committee shall determine the manner and medium of payment of each Performance Award.

         (c) Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's termination of employment by the Company prior to the end of the Performance Period.

         14. ACCELERATION ON CHANGE IN CONTROL.

         (a) In the event of either a Change in Control, or a Potential Change in Control, unless otherwise expressly provided by the Committee prior to such event, (i) all Awards, other than Performance Awards, shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this SECTION 14, such Award shall be "accelerated") and (ii) the value of all outstanding Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Outside Director Options shall be cashed out on the basis of the Change in Control Price, effective as the date of the Change in Control, or on such other date as the Committee may determine prior to the Change in Control.

         (b) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under SUBSECTION 14(b), the portion of the Award which is accelerated is limited to that portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under Section 280G of the Code, determined by taking into account all of the Holder's "parachute payments" determined under Section 280G of the Code, all as reasonably determined by the Committee.

         15. ADJUSTMENT OF AVAILABLE SHARES.

         (a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under SECTION 3, and to such Award, and

                  (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the relative cost of acquiring each Share subject to such Award remains the same.

         (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation Section 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to option immediately after the substitution or assumption, over the aggregate option price of such Shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

         (c) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent;
(5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

         16. TRANSFERABILITY OF AWARDS. Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to members of the Holder's Immediate Family, to trusts for such Immediate Family members, or to partnerships whose only partners are such Immediate Family members, or (b) except as prohibited by Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

         17. ISSUANCE OF SHARES. No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                  (i) a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

         18. STOCK APPRECIATION  RIGHTS AND  LIMITED STOCK APPRECIATION RIGHTS.

         (a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("RELATED OPTION"), or with respect to, or as some or all of, a Performance Award ("RELATED PERFORMANCE AWARD"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such related Option. A SAR or Limited SAR granted with respect to a Related Non-qualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

         (b) For the purposes of this SECTION 18, the following definitions shall apply:

                  (i) The term "OFFER" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Common Stock of the Parent, other than one made by the PARENT; provided that the corporation, person or other entity making the Offer acquires Common Stock pursuant to such Offer.

                  (ii) The term "OFFER PRICE PER SHARE" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Common Stock in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Committee.

                  (iii) The term "LIMITED SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

                  (iv) The term "OFFER SPREAD" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

                  (v) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

                  (vi) The term "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the FMV of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

         (c) To exercise the SAR or Limited SAR, the Holder shall:

                  (i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

                  (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

         (d) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

         (e) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

         (f) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

         (g) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

         (h) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

         (i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

         (j) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

         (k) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, or Limited SAR such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to
Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third (3rd) business day following the Parent's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such public release.

         19. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee and, except for the powers reserved to the Board in SECTION 22 hereof, the Committee shall have all of the administrative powers under Plan. The initial Committee shall be the Compensation Committee of the Board. In the event there are not at least two Non- Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

         (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

         (d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

         (e) In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

                  (i) to select the officers, key employees of and consultants to the Company to whom Awards may from time to time be granted here-under;

                  (ii) to determine whether and to what extent Awards are to be granted hereunder to one or more eligible persons;

                  (iii) to determine the number of Shares to be covered by each such Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the Agreed Value and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan;

                  (v) to determine whether and under what circumstances an Option may be settled in cash or Restricted Shares instead of Shares;

                  (vi) to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or cash awards made outside of the Plan;

                  (vii) to determine whether and to what extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Holder (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

                  (viii)  to  determine   whether  to  require  payment  of  tax
         withholding requirements in Shares and to impose any holding period required to satisfy Section 16 under the Exchange Act.

         (f) The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, that to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Parent, all decisions of the Committee shall be subject to such Board or shareholder approval. Subject to the foregoing, and without limitation, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Holders.

         20. TAX WITHHOLDING. On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, that the Committee may require that such payment be made in cash.

         21. INTERPRETATION.

         (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         (e) The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Holder, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         (f) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         22. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that [except to the extent provided in SECTION 9(B) AND 15 hereof] no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in SUBSECTION 9(A)(II), (c) extend the termination date of the Plan as set forth in SECTION 25, (d) increase the Section 162(m) Maximum; (e) amend SECTION 24 so as to materially increase the benefits to Outside Directors; or (f) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under Section 162(m) of the Code; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder. Solely for purposes of computing the Section 162(m) Maximum, if any Award(s) previously granted is canceled and new Award(s) having a lower Option Price or other more favorable terms for the Holder are substituted in their place, both the initial Award(s) and the replacement Award(s) will be deemed to be outstanding (although the canceled Award(s) will not be exercisable or deemed outstanding for any other purposes).

         23. SECTION 83(b) ELECTION. If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and
(iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

         24.      AWARDS TO OUTSIDE DIRECTORS.

         (a) The provisions of this SECTION 24 shall apply only to Awards to Outside Directors in accordance with this SECTION 24. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this SECTION 24.

         (b) At the date of the Parent's initial public offering, each person serving as an Outside Director on such date will receive a Non-qualified Stock Option to purchase 9,000 Shares at a per Share Option Price equal to the initial public offering price. Such Option shall vest and become exercisable with respect 3,000 Shares on each of the annual meeting of shareholders ("Annual Meeting") dates, beginning with the Annual Meeting in 1998.

         (c) If any person who was not previously a member of the Board is elected or appointed an Outside Director following the initial public offering but prior to the date of the Annual Meeting in the year 2000, such Outside Director will receive a Non-qualified Stock Option to purchase 7,000 Shares if such Outside Director's service begins prior to the second anniversary of the initial public offering, and 5,000 Shares if such Outside Directors service begins after the second anniversary of the initial public offering but prior to the date of the Annual Meeting in the year 2000. It is intended that such grant may be increased or decreased to extent deemed appropriate by the Board, in its sole discretion, to reflect the extent to which Director's expected service prior to the Annual Meeting in 2000 may exceed two years or may be less than one full year. The Option Price of each option granted pursuant to this SECTION 24(c) shall equal the Fair Market Value on the Date of Grant. Options granted under this SECTION 24(c) shall vest and become exercisable with respect to 33.3% of the Shares on each Annual Meeting date following the Date of Grant.

         (d) On the date of each Annual Meeting, beginning with the Annual Meeting in 2000, unless this Plan has been previously terminated, each Outside Director who will continue as a Director following such meeting will receive a Non-qualified Stock Option to purchase 3,000 Shares. The Option Price per each Option granted pursuant to this SECTION 24(d) shall equal the Fair Market Value per Share on the Date of Grant. Such Option shall vest and become exercisable with respect to all 3,000 Shares on the date of the next Annual Meeting if the Holder has been a member of the Board until such date (whether or not such Holder will remain a Director following such Annual Meeting).

         (e) No Outside Director Option shall be exercisable prior to vesting. Each Outside Director Option shall expire, if unexercised, on the tenth anniversary of the Date of Grant. The Option Price may be paid in cash or in Common Stock, including Shares subject to the Outside Director Option.

         (f) Upon termination of an Outside Director's service as a Director, all Outside Director Options theretofore exercisable and held by such Outside Director will remain vested and exercisable through the expiration date and all remaining Outside Director Options held by such Outside Director will become exercisable and vested and remain so through the expiration date to the extent of any Shares that would have become exercisable and vested within a period of less than twelve months following the date of termination of his or her status as Director. Any unvested Outside Director Options held by the Outside Director on the date of termination of his or her status as Director will be forfeited to the extent of any Shares that would not have become vested and exercisable until at least twelve months from the date of termination of his or her status as Director. The Board may, in its sole discretion, elect to accelerate the vesting of any Outside Director Options in connection with the termination of his or her status as Director.

         (g) The Board, in its sole discretion, may determine to reduce the size of any Outside Director Option prior to Date of Grant or to postpone the vesting and exercisability of any Outside Director Option prior to Date of Grant.

         25. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

                                                           CAPITAL SENIOR LIVING
                                                           CORPORATION


                                                           ---------------------

                                 FIRST AMENDMENT
                                     TO THE
                      1997 OMNIBUS STOCK AND INCENTIVE PLAN
                                       FOR
                        CAPITAL SENIOR LIVING CORPORATION

         This First Amendment to the 1997 Omnibus Stock And Incentive Plan For Capital Senior Living Corporation ("Plan") made and entered into effective as of the 22nd day of July, 1999.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Capital Senior Living Corporation ("Company") established the Plan effective September 1, 1997; and

         WHEREAS, under and in accordance with Section 22 of the Plan, the Board of Directors ("Board") of the Company has been granted the authority to amend the Plan, subject to certain limitations; and

         WHEREAS, the Board has previously authorized the amendment of the Plan to increase the number of shares of common stock of the Company ("Shares") which automatically will be available for grant under the Plan by 435,000 Shares, which will have the effect of increasing the total of such automatically available Shares, measured from the inception of the Plan, to 2,000,000 Shares; and

         WHEREAS, under the terms of Section 22 of the Plan, such amendment required the concurrence and approval of the shareholders of the Company, which approval and concurrence was given on April 20, 1999; and

         WHEREAS, this Amendment has been fully approved and authorized by the Board and the Shareholders and the proper officers of the Company are authorized to execute such Amendment.

         NOW THEREFORE, The Plan Is Hereby Amended As Follows:

                  I. Section 2(ll) is amended effective July 22, 1999 by deleting it in its entirety and substituting therefor the following:

                  ""Reacquired Shares" shall mean Shares, if any, reacquired by the Company on the open market with the Option Proceeds, provided that the aggregate of such Reacquired Shares may not exceed fifty percent (50%) of the aggregate Shares (excluding Reacquired Shares) authorized in Section 3 at the time of reference.

                  II. Section 3 is amended effective July 22, 1999 by deleting it in its entirety and substituting therefor the following:

                  "Award of Available Shares. As of the Effective Date, 1,565,000 Shares shall automatically, and without further action, become Available Shares, and as of July 22, 1999 an additional 435,000 Shares shall automatically and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award in measured), shall remain Available Shares. Such number shall be increased automatically by the number of Reacquired Shares; provided, however, that Incentive Stock Options may not be issued after 2,000,000 Shares have been issued under the Plan. No person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.

Dated July 22, 1999.

                                               CAPITAL SENIOR LIVING CORPORATION



                                               By: /s/ Keith Johannessen
                                                  ------------------------------
                                                  President